Exhibit 99.2

MICROSTRATEGY INCORPORATED

1850 Towers Crescent Plaza

Tysons Corner, Virginia 22182

(703) 848-8600

NOTICE OF ACTION WITHOUT A MEETING

OF THE STOCKHOLDERS

December 2, 2013

To Stockholders of MicroStrategy Incorporated:

Notice is hereby given to stockholders of MicroStrategy Incorporated (the “Company”), pursuant to Section 228(e) of the General Corporation Law of the State of Delaware and Section 1.11 and Section 2.2 of the Amended and Restated By-laws of the Company, that on November 29, 2013, the action set forth on Exhibit A to this notice was approved by written consent of the holder of outstanding shares of the capital stock of the Company representing a majority of the votes entitled to be cast at an election of directors.

In accordance therewith, Sanju K. Bansal has been removed from the board of directors (and as Vice Chairman) of the Company, without cause, effective November 29, 2013.

This notice is for your information only and does not require any action on your part.

MICROSTRATEGY INCORPORATED,
a Delaware corporation

By:	/s/ Douglas K. Thede
Name: Douglas K. Thede
Title: Senior Executive Vice President & Chief Financial Officer

Exhibit A

ALCANTARA, LLC

Action by Consent of Stockholders

Pursuant to Section 1.11 and Section 2.2 of the By-laws of MicroStrategy, Inc. and Section 228 of the Delaware General Corporation Law, the undersigned owner of 2,011,668 shares of Class B stock and entitled to vote with each such share representing ten votes, does hereby remove, with immediate effect upon the date and time set forth below, and without cause Sanju Bansal as a director (and as Vice Chairman) of MicroStrategy, Inc.

/s/ Michael J. Saylor
Alcantara, LLC
Michael J. Saylor, President

Executed this 29 day of November, 2013 at 3 pm